Exhibit 24.1

POWER OF ATTORNEY

Know all men by these presents, that the person whose signature appears below constitutes and appoints jointly and severally, Glenn R. Rink and Lane J. Castleton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement or registration statements on Form S-1 and any and all amendments (including post-effective amendments) and supplements, with all exhibits thereto, and any other documents in connection therewith, to be filed by Abtech Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), resales of shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) delivered or to be delivered by the Company in connection with the Company’s sale in a private offering (the “Offering”) of $6,600,000 of secured convertible promissory notes with a detachable warrant, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in two or more counterparts, each of which shall be deemed an original, but all of which collectively shall be deemed to be one and the same agreement, binding on all of the parties hereto notwithstanding that all such parties have not signed the same counterpart. Counterpart signature pages to this Power of Attorney transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date set forth below.

Signature	Title	Date

/s/ Steven W. Kohlhagen	Director	December 12, 2012
Steven W. Kohlhagen